Exhibit (d)(2)


                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT


                  THIS AGREEMENT is made as of the 2nd day of December, 2005 by and between SCUDDER MG INVESTMENTS TRUST, a Delaware statutory trust (the "Trust"), on behalf of the series listed on Schedule A, and DEUTSCHE ASSET MANAGEMENT, INC., a Delaware corporation (the "Advisor").

                  WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series of shares, each having its own investment policies;

                  WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment advisor; and

                  WHEREAS, the Trust and the Advisor desire to enter into an agreement to provide investment advisory services for the series listed in Schedule A to this Agreement on the terms and conditions hereinafter set forth.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

                  1. Appointment of Investment Advisor. The Trust hereby appoints the Advisor to act as the investment advisor of each series listed in Schedule A to this Agreement (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with section 11, being herein referred to as a "Series," and collectively as the "Series"). The Advisor shall manage a Series' affairs and shall supervise all aspects of a Series' operations (except as otherwise set forth herein), including the investment and reinvestment of the cash, securities or other properties comprising a Series' assets, subject at all times to the policies and control of the Board of Trustees. The Advisor shall give a Series the benefit of its best judgment, efforts and facilities in rendering its services as Advisor.

                  2. Delivery of Documents. The Trust has furnished the Advisor with copies properly certified or authenticated of each of the following:

                  (a) The Trust's Declaration of Trust, filed with the State of Delaware on September 13, 1993 and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

                  (b) The Trust's Agreement of Trust and all amendments thereto (such Agreement of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Trust Agreement");

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                  (c) Resolutions of the Trust's Board of Trustees and
shareholders authorizing the appointment of the Advisor and approving this Agreement;

                  (d) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") (File No. 33-68704) and under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") relating to the shares of the Trust and its series, and all amendments thereto; and

                  (e) Each Series' most recent prospectus (such prospectus, as presently in effect, and all amendments and supplements thereto are herein called the "Prospectus").

                  The Trust will furnish the Advisor from time to time with copies, properly certified or authenticated, of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the SEC.

                  The Advisor will provide the Trust with copies of its Form ADV, including all amendments thereto, as filed with the SEC.

                  3. Duties of Investment Advisor. In carrying out its obligations under Section 1 hereof, the Advisor shall:

                  (a) supervise and manage all aspects of a Series' operations, except for distribution services;

                  (b) formulate and implement continuing programs for the purchases and sales of securities, consistent with the investment objective and policies of a Series;

                  (c) provide the Trust with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, utilities, stationery, supplies and similar items for the Trust's principal office;

                  (d) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or a Series, and whether concerning the individual issuers whose securities are included in a Series portfolio or the activities in which they engage, or with respect to securities which the Advisor considers desirable for inclusion in a Series' portfolio;

                  (e) determine which issuers and securities shall be represented in a Series' portfolio and regularly report thereon to the Trust's Board of Trustees; and

                  (f) take all actions necessary to carry into effect a Series' purchase and sale programs.

                  4. Portfolio Transactions. The Advisor is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for a Series and is directed to use its reasonable best efforts to obtain the best net results as described from time to time in a Series' prospectus and statement of additional information. The Advisor will


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promptly communicate to a Series' administrator and to the officers and the
Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

                  It is understood that the Advisor will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of a Series to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as otherwise permitted from time to time by a Series' prospectus and statement of additional information.

                  Subject to the policies established by the Board in compliance with applicable law, the Advisor may direct DB Securities, Inc. ("DB Securities") or any of its affiliates to execute portfolio transactions for a Series on an agency basis. The commissions paid to DB Securities or any of its affiliates must be, as required by Rule 17e-1 under the 1940 Act, "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities . . . during a comparable period of time." If the purchase or sale of securities consistent with the investment policies of a Series or one or more other accounts of the Advisor is considered at or about the same time, transactions in such securities will be allocated among the accounts in a manner deemed equitable by the Advisor. DB Securities or any of its affiliates and the Advisor may combine such transactions, in accordance with applicable laws and regulations, in order to obtain the best net price and most favorable execution.

                  The Trust on behalf of a Series will not deal with the Advisor or DB Securities or any of its affiliates in any transaction in which the Advisor or DB Securities or any of its affiliates acts as a principal with respect to any part of a Series' order, except in compliance with rules of the SEC. If DB Securities or any of its affiliates is participating in an underwriting or selling group, a Series may not buy portfolio securities from the group except in accordance with policies established by the Board in compliance with rules of the SEC.

                  5. Control by Board of Trustees. Any management or supervisory activities undertaken by the Advisor pursuant to this Agreement, as well as any other activities undertaken by the Advisor on behalf of a Series pursuant thereto, shall at all times be subject to any applicable directives of the Board.

                  6. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Advisor shall at all times conform to:

                  (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder;

                  (b) the provisions of the Registration Statement of the Trust on behalf of a Series under the 1933 Act and the 1940 Act;

                  (c) the provisions of the Declaration of Trust;

                  (d) the provisions of the Trust Agreement; and

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                  (e) any other applicable provisions of state and federal law.

                  7. Expenses. The expenses connected with the Trust on behalf of a Series shall be allocable between the Trust and the Advisor as follows:

                  (a) The Advisor shall furnish, at its expense and without cost to the Trust, the services of one or more officers of the Advisor, to the extent that such officers may be required by the Trust on behalf of a Series for the proper conduct of its affairs.

                  (b) The Trust assumes and shall pay or cause to be paid all other expenses of the Trust on behalf of a Series, including, without limitation: payments to the Trust's distributor under the Trust's plan of distribution; the charges and expenses of any registrar, any custodian or depository appointed by the Trust for the safekeeping of a Series' cash, portfolio securities and other property, and any transfer, dividend or accounting agent or agents appointed by the Trust; brokers' commissions chargeable to the Trust on behalf of a Series in connection with portfolio securities transactions to which the Trust is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Trust to Federal, State or other governmental agencies; the costs and expenses of engraving or printing of certificates representing shares of the Trust; all costs and expenses in connection with the registration and maintenance of registration of the Trust and its shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); the costs and expenses of printing, including typesetting, and distributing prospectuses and statements of additional information of the Trust and supplements thereto to the Trust's shareholders; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of Trustees or Trustee members of any advisory board or committee; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Trust's shares; charges and expenses of legal counsel, including counsel to the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of the Trust and of independent certified public accountants, in connection with any matter relating to the Trust; membership dues of industry associations; interest payable on Trust borrowings; postage; insurance premiums on property or personnel (including officers and Trustees) of the Trust which inure to its benefit; extraordinary expenses (including but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Series' or Trust's operation unless otherwise explicitly provided herein.

                  8. Delegation of Advisory Services. Subject to the prior approval of a majority of the members of the Trust's and the Series' Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, the Advisor may, through a sub-advisory agreement or other arrangement, delegate to any other company that the Advisor controls, is controlled by, or is under common control with, or to specified employees of any such companies, or to more than one such company, to the extent permitted by applicable law, certain of the Advisor's duties enumerated in section 1 hereof; provided, that the Advisor shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve the Advisor of any of its obligations hereunder.

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                  Subject to the prior approval of a majority of the members of the Trust's and the Series' Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, the Advisor may, through a sub-advisory agreement, delegate to any other company that is not an "affiliated person" (as defined in the 1940 Act) of the Advisor or of the Trust or Series (other than by reason of serving as an investment advisor to the Series) (each a "sub-advisor"), to the extent permitted by applicable law, certain of the Advisor's duties enumerated in section 1 hereof; provided, that the Advisor shall continue to supervise the services provided by such sub-advisor and any such delegation shall not relieve the Advisor of any of its obligations hereunder.

                  Subject to the provisions of this Agreement, the duties of any sub-advisor or delegate, the portion of portfolio assets of the Series that the sub-advisor or delegate shall manage and the fees to be paid to the sub-advisor or delegate by the Advisor under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by the Advisor, subject to the prior approval of a majority of the members of the Trust's and the Series' Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act.

                  9. Compensation. For the services to be rendered and the expenses assumed by the Advisor, the Trust shall pay to the Advisor monthly compensation in accordance with Schedule A.

                  Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If this Agreement becomes effective subsequent to the first day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

                  In the event of termination of this Agreement, the advisory fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

                  In addition to the foregoing, the Advisor may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Trust on behalf of the Series for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Advisor. Any such fee reduction or undertaking may be discontinued or modified by the Advisor at any time.

                  All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

                  10. Non-Exclusivity. The services of the Advisor to the Trust on behalf of each Series are not to be deemed to be exclusive, and the Advisor shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby.


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It is understood and agreed that officers or directors of the Advisor may serve as officers or Trustees of the Trust, and that officers or Trustees of the Trust may serve as officers or directors of the Advisor to the extent permitted by law; and that the officers and directors of the Advisor are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies.

                  11. Additional Series and Classes. In the event that the Trust establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of shares or classes of shares, as the case may be, shall become Series and Classes under this Agreement upon approval of this Agreement by the Board with respect to the series of Shares or class of Shares and the execution of an amended Appendix A reflecting the applicable names and terms.

                  12. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall remain in effect with respect to the Trust on behalf of a Series until two years from the date first set forth above, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Series, subject to the right of the Trust and the Advisor to terminate this contract as provided in this
Section 12; provided, however, that if the shareholders of a Series fail to approve the Agreement as provided herein, the Advisor may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder.

                  This Agreement may be terminated as to a Series at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Series on not less than 60 days' written notice to the Advisor, or by the Advisor at any time without the payment of any penalty, on 90 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

                  As used in this Section 12, the term "assignment" shall have the meaning as set forth in the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC.

                  13. Limitation of Liability of the Advisor; Indemnification. The Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Series in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss


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resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                  14. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Currently such addresses are as follows: if to the Trust , One South Street, Baltimore, Maryland 21202, if to the Advisor, 345 Park Avenue, New York, New York 10154.

                  15. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                  16. Entire Agreement.This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act as modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC, when applicable.

                  17. Reports. The Trust and the Advisor agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

                  18. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Advisor on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

                  19. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder, such provision shall be deemed to incorporate the effect of such order, rule, regulation or interpretative release. Otherwise the provisions of this Agreement shall be interpreted in accordance with the laws of Maryland.

                  20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  21. Amendment and Restatement.This Agreement is an Amendment
and Restatement of the Investment Advisory Agreement dated July 30, 2002 between the Trust on behalf of the Series listed on Schedule A and the Advisor and shall supersede all prior investment advisory or management agreements between the Trust on behalf of the Series listed on Schedule A and the Advisor.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed in duplicate by their respective officers on the day and year first above written.



                                            SCUDDER MG INVESTMENTS TRUST
                                            on behalf of the series listed on
                                            Schedule A



Attest: By: /s/John Millette                By: /s/Vincent J. Esposito
            ----------------                ----------------------

Name:   John Millette                       Name:  Vincent J. Esposito
        -------------                              -------------------

                                            Title:  President



                                            DEUTSCHE ASSET MANAGEMENT, INC.


Attest: By: /s/Patricia DeFilippis          By: /s/A. Thomas Smith
            ----------------------              ----------------------

Name:   Patricia DeFilippis                 Name:  A. Thomas Smith
        -------------------                        -------------------

                                            Title:  Secretary and Chief Legal
                                                    Officer




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                                   SCHEDULE A
                        TO INVESTMENT ADVISORY AGREEMENT
                           MADE AS OF DECEMBER 2, 2005
                                     BETWEEN
       SCUDDER MG INVESTMENTS TRUST, on behalf of the Series listed below,
                       AND DEUTSCHE ASSET MANAGEMENT, INC.



        Series                              Investment Advisory Fee
        ------                              -----------------------

        Scudder Fixed Income Fund                    0.40%

        Scudder Short Duration Fund                  0.40%




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